Exhibit 4.11

senior secured DEMAND

PROMISSORY NOTE

February 28, 2023

FOR VALUE RECEIVED, the undersigned, HUB Cyber Security Ltd., a company organized under the laws of the State of Israel. (“Borrower”), hereby promises to pay on demand to Dominion Capital LLC (“Lender”), or its assigns, the principal amount of $2,500,000 (the “Loan”) together with all accrued interest thereon and all charges, amounts and other sums due and payable hereunder (collectively, the “Obligations”) , as provided in this Secured Promissory Note (as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms, the “Note”).

1. Equity Line of Credit (“ELOC”). This Note is being made by Borrower to evidence Borrower’s obligation to repay amounts advanced by Lender in connection with an ELOC Agreement to be entered into between Borrower and Lender within twenty (20) days hereof.

2. Security Agreement. No later than twenty (20) days following the date hereof, Borrower agrees to enter into a Security Agreement (the “Security Agreement)”, in the form and manner presented to the Borrower by the Lender and in compliance with applicable law. The Security Agreement shall include the collateral specified therein. Borrower hereby agrees to pledge such collateral as shall be required by the Lender in its reasonable discretion in accordance with the terms of the Security Agreement.

3. Due on Demand. The Borrower shall pay to the order of the Lender all Obligations, immediately ON DEMAND given by Lender to Borrower without the need for any advance notice of any kind. In the event that Lender has not made any demand of Borrower prior to the first draw on the ELOC, then 50% of gross proceeds received from the ELOC shall first be used to satisfy the Obligations before any sums shall be received by Borrower.

4. Payments.

4.1 Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America by wire transfer of immediately available funds to the Lender’s account at a bank specified by the Lender in writing to the Borrower from time to time.

4.1 Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

5. Interest.

5.1 Interest Rate. The Obligations under this Loan shall bear interest at a rate per annum equal to 10% from the date the Loan is made until the Loan is paid in full. Upon the occurrence of an Event of Default, the Obligations under this Loan shall bear interest at a rate per annum equal to 24% until such Event of Default has been satisfied. Interest on the Loan shall be payable at maturity, as repaid from the ELOC, or earlier as the case may be. In no event shall interest exceed the maximum legal rate permitted by law.

5.2 Computations of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the Loan on the day on which the Loan is made, and shall not accrue on the Loan for the day on which it is paid.

6. Representations and Warranties. The Borrower hereby represents and warrants as of the date of this Note, as follows:

6.1 Existence. The Borrower is a company organized, validly existing and in good standing under the laws of Israel.

6.2 Power and Authority. The Borrower has the power and authority, and the legal right, to execute and deliver this Note and the Security Agreement and to perform its obligations hereunder and thereunder.

6.3 Authorization; Execution; and Delivery. The execution and delivery of this Note and the Security Agreement by the Borrower and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action in accordance with all applicable laws. The Borrower has duly executed and delivered this Note and the Security Agreement.

6.4 Enforceability. Each of the Note and the Security Agreement is a valid, legal, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.5 No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note or the Security Agreement.

6.6 No Violations. The execution and delivery of this Note and the Security Agreement and the consummation by the Borrower of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of the Borrower’s organizational documents; (b) violate any law or order applicable to the Borrower or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Borrower may be bound.

7. Event of Default. Each of the following specified events shall constitute and event of default (each, an “Event of Default”):

7.1 Failure to Make Required Payments. Failure by Borrower to pay the within 5 business days after the due date thereof;

7.2 Voluntary Liquidation, Etc. The commencement by Borrower or any subsidiary thereof of a proceeding under any law relating to bankruptcy, insolvency, reorganization, rehabilitation, arrangement, adjustment of debt, relief of debtors, dissolution, liquidation, insolvency, winding up, adjustment, protection, relief or composition of debts or other similar law (“Insolvency Laws”), or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Borrower or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Borrower generally to pay its debts as such debts become due, or the taking of corporate action by Borrower in furtherance of any of the foregoing;

7.3 Involuntary Bankruptcy, Etc. (A) The commencement by any person other than Borrower of a case against Borrower or any of its subsidiaries under any Insolvency Law that is not dismissed within 45 days , or (B) the commencement of any proceeding the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for Borrower or for any substantial part of its property, or (C) any order is entered declaring Borrower or any of its subsidiaries insolvent or bankrupt or ordering the winding-up or liquidation of the affairs of Borrower or any of its subsidiaries;

7.4 Insolvency. Borrower or any of its subsidiaries is not able to pay its debt as they become due, or shall admit in writing its inability to pay its debts as they mature or shall make a general assignment for the benefit of creditors or shall call a meeting of creditors with a view of arranging a composition, adjustment or restructuring of its debts;

7.5 Cross-Default. An event of default (or any other event which with the passage of time or the giving or notice or both would become an event of default) occurs under the ELOC or any other indebtedness of Borrower;

7.6 Repudiation of Note. Borrower shall provide at any time notice to the Lender, including by way of public announcement, of the Borrower’s intention to not honor any provision of this Note (including requests for conversions of this Note in accordance with the terms hereof);

7.7 Corporate Authorization. Borrower or any subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the actions described in any of the clauses above or takes any corporate or other action to authorize or otherwise for the purpose of effecting any such action;

7.8 Judgment. Any monetary judgment, writ or similar final process shall be entered or filed against the Borrower or any of its subsidiaries or any of their assets and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days; or

7.9 Levy or Lien. The occurrence of any levy upon or seizure or attachment of or lien upon any asset of any Borrower or any subsidiary thereof and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date;

7.10 Allegation of Fraud. Any allegation by any governmental or quasi-governmental authority of fraud, misconduct or other impropriety on the part of Borrower;

7.11 Breach of Representations or Covenants. The Borrower shall have breached any representation or warranty contained in this Note or shall fail to perform or observe any other material term, covenant or agreement contained herein on its part to be performed or observed; or

7.12 Failure to consummate agreements. Borrower shall fail to enter into the Security Agreement or the ELOC in accordance with the terms of this Note.

7.13 Failure to Satisfy Post-Closing Matters. Lender’s security in the assets of Borrower shall not be perfected within 30 days of the execution of this Note or Borrower shall fail to satisfy such other post-closing matters in the reasonable discretion of Lender within thirty (30) days of the execution of this Note.

Upon the occurrence of any one or more Events of Default, the Lender may proceed to protect and enforce its rights by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Lender. The Lender may direct the time, method and place of conducting any proceeding for any remedy available to it. In case of any Event of Default under this Note, the Borrower shall pay to the Lender such amount as shall be sufficient to cover the reasonable costs and expenses of the Lender due to such Event of Default or in enforcing or collecting this Note.

Further, upon the occurrence of an Event of Default specified in Section 7.2 or 7.3 hereof, the Obligations payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Lender and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

8. Miscellaneous.

8.1 Notices.

(a) All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing at the addresses set forth in this Note or such other address as either the Borrower or the Lender may from time to time specify in writing.

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by email shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgment).

8.2 Costs and Expenses. The Borrower shall reimburse the Lender on demand for all reasonable out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its external counsel) incurred by the Lender in connection with the transactions contemplated hereby including the negotiation, documentation, and execution of this Note, the Security Agreement, and the enforcement of the Lender’s rights hereunder and thereunder.

8.3 Voluntary Prepayment. Borrower may prepay this Note without premium or penalty, in whole or in part, at any time, together with all accrued and unpaid interest at the time of such prepayment and all other sums due hereunder.

8.4 Governing Law. THIS NOTE AND THE SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

8.5 Jurisdiction and Waiver of Jury Trial. The courts of the State of New York located in the Borough of Manhattan (and appropriate appellate courts) have non-exclusive jurisdiction to settle any dispute directly or indirectly arising out of or in connection with this agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this Note) and the parties submit to the non-exclusive jurisdiction of the courts of New York. Notwithstanding the foregoing, nothing in this Note shall prevent the Lender from enforcing this Note in any jurisdiction where the assets of the Borrower are or may be located. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS NOTE OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO REPRESENTATIVE OF ANY SUCH OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.6 Successors and Assigns. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Lender. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted successors and assigns.

8.7 Amendment and Waiver. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

8.8 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

8.9 Waivers. Borrower and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Lender under the terms of this Note, and all benefits that might accrue to Borrower by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Borrower agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Lender.

8.10 Unconditional Liability. Borrower hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and agrees that additional Borrowers, endorsers, guarantors, or sureties may become parties hereto without notice to Borrower or affecting Borrower’s liability hereunder.

8.11 Cumulative Remedies. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

8.12 Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

8.13 Severability. If any term or provision of this Note or the Security Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or the Security Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[signature page follows]

BORROWER

HUB Cyber Security Ltd.

By:	/s/ Uzi Moskovich
	Name:	Uzi Moskovich
	Title:	Chief Executive Officer

ACCEPTED AND AGREED:

LENDER

Dominion Capital LLC

By:	/s/ Mikhail Gurevich
	Name:	Mikhail Gurevich
	Title:	Managing Partner